UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

AMESITE INC.

(Name of registrant in its charter)

Delaware	000-55804	82-1433756
(State or jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

205 East Washington Street, Suite B

Ann Arbor, MI 48104

(Address of principal executive offices)

(650) 516-7633

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on December 26, 2019, Amesite Inc. (the “Company”), entered into registration rights agreements (the “Registration Rights Agreements”) with certain accredited investors (the “Investors”).

On April 14, 2020, the holders of a majority of the Registerable Securities (as defined in the Registration Rights Agreements) so registered (the “Majority Holders”) entered into an Amended and Restated Registration Rights Agreement (the “A&R RRA”) which supersedes and replaces the Registration Rights Agreements. Pursuant to the terms of the A&R RRA, the holders of Registerable Securities received “piggyback” registration rights. Pursuant to such rights, if the Company registers any of its securities either for its own account or for the account of other security holders, the Investors are entitled to include their shares of common stock in the registration, subject to customary qualifications and limitations.

The full text and form of the A&R RRA is attached hereto as Exhibit 10.1, and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Registration Rights Agreement, dated April 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMESITE INC.

Date: April 20, 2020	By:	/s/ Ann Marie Sastry, Ph.D
Ann Marie Sastry, Ph.D Chief Executive Officer

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